Exhibit 99.1


Banknorth Group to Present at Sandler O'Neill Financial Services Conference

PORTLAND, Maine--November 5, 2004--Banknorth Group, Inc. (NYSE: BNK) announced today that Peter Verrill, Chief Operating Officer, will present at the Sandler O'Neill Financial Services Conference at the PGA National
Resort & Spa in Palm Beach, Florida from 3:30 p.m. - 4:05 p.m. on Thursday, November 11th, 2004.

A live webcast of the conference will be available at http://www.iian.ibeam.com/events/thom001/111104a_rk/. The conference will also be available via audio conference by calling (706) 645-9215. The caller will need to reference the "Sandler O'Neill Conference, Session I." Shortly after the conference, a replay of the webcast will be available for a period of 30 days from the Investor Relations section of the Banknorth website at http://www.banknorth.com.

At September 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.0 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut);
Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, (207) 761-8517